Exhibit 99.1

COLOR KINETICS REPORTS RECORD REVENUES AND EARNINGS FOR SECOND QUARTER 2004

Revenues increase 39% year-over-year to $10.2 million

Boston, MA – August 5, 2004 – Color Kinetics Incorporated (NASDAQ: CLRK), a pioneer in the design, marketing and licensing of intelligent solid-state lighting systems and technologies, today announced record revenues of $10.2 million for the second quarter of 2004. Revenues increased 39% from the $7.3 million reported in the second quarter of 2003 and increased 24% from the $8.2 million reported in the first quarter of 2004. Net income for the second quarter increased to a record $575,000, or $.04 per diluted share compared to $84,000, or $.01 per diluted share for the second quarter of 2003.

During the first half of 2004, the Company generated approximately $1.2 million in cash from operating activities and, as of June 30, 2004, had cash and equivalents of $54.7 million. The Company’s cash balance as of June 30, 2004 included approximately $35.2 million in net proceeds from its recently completed initial public offering in which the Company issued 4,000,000 shares of common stock at a price of $10 per share.

“We are very pleased to announce record results, positive cash flow from operations, and continued growth, especially in Color Kinetics’ first quarter as a public company,” said George Mueller, Chairman and CEO. “We believe that these results demonstrate our ability to drive top line growth and bottom line results generated by a broad base of customers, and reflect the larger trend of solid-state lighting as a fast-growing alternative to conventional lighting methods in a growing number of markets.”

“Our performance this quarter reflects strong contributions from both our Lighting Systems and OEM and Licensing business units, fueled in part by innovative new product offerings, worldwide expansion of our sales force and distribution channels, and the further penetration of markets both within and beyond the traditional lighting space,” said Bill Sims, President and COO. “We believe that, with our broad product portfolio, core technologies and intellectual property, the Company is well positioned to maintain a leadership position as the market opportunity for solid-state lighting continues to grow.”

Highlights from the second quarter include:

•	Technology and product line expansion with seven new offerings introduced.

•	Agreements signed with four new OEM and Licensing customers.

•	Four new US patents issued covering utility and design aspects of solid-state lighting systems, bringing the Company’s total to 30 issued patents and more than 120 patent applications pending.

•	The appointment of lighting industry veteran William Groener as Vice President of North America Sales.

For the third quarter, the Company currently targets revenues in the range of $10.3 million to $10.9 million with earnings of $.01 to $.03 per diluted share.

The Company will host a conference call to discuss its financial results and other second quarter business developments at 5:00pm EDT on Thursday, August 5, 2004. The call will be available live on the Internet at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=178448&eventID=9 22388. Following the call, the webcast will be archived for a period of one year. A dial-in replay will be available from 7:00 pm EDT on August 5, 2004 until August 12, 2004. To listen to the replay, please call 888-286-8010 in the US or 617-801-6888 internationally. To access the replay, users will need to enter the following code: 81109565.

About Color Kinetics

Color Kinetics Incorporated (Nasdaq: CLRK) is a pioneer in the design, marketing and licensing of intelligent solid-state lighting systems and technologies. The company’s award-winning product lines apply the practical and aesthetic benefits of LEDs to transcend the limits of traditional light sources for use in high-performance lighting and OEM and licensing applications. Its products and technologies leverage a patented layer of digital intelligence, called Chromacore®, to generate and control millions of colors and dynamic lighting effects. Color Kinetics holds 30 patents and has over 120 patent applications pending that apply to many aspects of solid-state lighting technology. Founded in 1997, the company is headquartered in Boston, MA with offices in the UK, China, and a joint venture in Japan. More information can be found at www.colorkinetics.com.

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©2004 Color Kinetics Incorporated. All rights reserved. Chromacore, Color Kinetics, the Color Kinetics logo, ColorBlast, ColorBurst, ColorPlay, ColorScape, Direct Light, iColor, iColor Cove, iPlayer, QuickPlay, Sauce, the Sauce logo, and Smartjuice are registered trademarks and Chromasic, ColorBlaze, ColorCast, Direct Light Player, Optibin, and Powercore are trademarks of Color Kinetics Incorporated. All other trademarks mentioned are the property of their respective owners.

“Safe Harbor Statement” under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Color Kinetics Incorporated’s business that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements involve risks and uncertainties, are only predictions and may differ materially from actual future events and results. For a discussion of such risks and uncertainties, see “Risk Factors” in the Company’s Registration Statement on Form S-1, File Number 333-114386, filed with the Securities and Exchange Commission.

COLOR KINETICS INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2004	2003
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and equivalents	$54,675	$5,686
Restricted cash	486	479
Accounts receivable, net of allowance for doubtful accounts of approximately $300 and $270 in 2004 and 2003, respectively	4,641	4,015
Accounts receivable from related parties	109	30
Inventory	5,799	5,024
Prepaid expenses and other current assets	1,168	429

Total current assets	66,878	15,663
PROPERTY AND EQUIPMENT — net	1,058	1,065
INVESTMENT IN JOINT VENTURE	448	289
RESTRICTED CASH—Long-term portion	1,100	1,100

TOTAL ASSETS	$69,484	$18,117

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
CURRENT LIABILITIES:
Accounts payable	$3,052	$1,483
Accounts payable to related party	—	21
Accrued expenses	1,481	812
Accrued compensation	1,025	1,471
Accrued restructuring	416	426
Accrued warranty	701	404
Deferred revenue	446	387

Total current liabilities	7,121	5,004

ACCRUED RESTRUCTURING	831	1,034

COMMITMENTS AND CONTINGENCIES
REDEEMABLE CONVERTIBLE PREFERRED STOCK, at liquidation value	—	47,999

STOCKHOLDERS’ EQUITY (DEFICIENCY):
Common stock—authorized, 100,000 shares; issued and outstanding 17,880 and 2,804 shares in 2004 and 2003, respectively	18	3
Additional paid-in capital	96,953	304
Accumulated other comprehensive income	(22)	14
Accumulated deficit	(35,417)	(36,241)

Total stockholders’ equity (deficiency)	61,532	(35,920)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)	$69,484	$18,117

COLOR KINETICS INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
REVENUES (1):
Lighting systems	$8,734	$6,711	$15,492	$12,435
OEM and licensing	1,424	584	2,884	941

Total revenues	10,158	7,295	18,376	13,376

COST OF REVENUES:
Lighting systems	4,279	3,200	7,646	6,189
OEM and licensing	771	309	1,453	521

Total cost of revenues	5,050	3,509	9,099	6,710

GROSS PROFIT	5,108	3,786	9,277	6,666

OPERATING EXPENSES:
Selling and marketing	2,065	2,086	3,893	4,040
Research and development	804	612	1,605	1,255
General and administrative (2)	1,729	1,032	3,104	2,213
Restructuring	—	—	—	161

Total operating expenses	4,598	3,730	8,602	7,669

INCOME (LOSS) FROM OPERATIONS	510	56	675	(1,003)

INTEREST INCOME (EXPENSE), Net:
Interest income	46	18	77	36
Interest expense	—	(1)	—	(3)

Total interest income, net	46	17	77	33

EQUITY IN EARNINGS OF JOINT VENTURE	19	11	152	185

NET INCOME (LOSS)	$575	$84	$904	$(785)

EARNINGS (LOSS) PER SHARE:
Basic	$0.13	$0.03	$0.25	$(0.28)
Diluted	$0.04	$0.01	$0.06	$(0.28)
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	4,295	2,786	3,549	2,784
Diluted	15,772	12,411	15,416	2,784

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
(1) Includes revenues from related parties as follows:
Lighting systems	$1,039	$1,344	$1,919	$2,581
OEM and licensing	30	43	60	90

Total related party revenues	$1,069	$1,387	$1,979	$2,671

(2) Includes stock-based compensation as follows:	$269	$18	$331	$37

COLOR KINETICS INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	Six Months Ended June 30,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$904	$(785)
Adjustments to reconcile net income (loss) to cash from operating activities:
Depreciation and amortization	381	458
Stock-based compensation	331	37
Equity in earnings of joint venture	(152)	(185)
Changes in current assets and liabilities:
Accounts receivable	(705)	(1,379)
Inventory	(775)	(72)
Prepaid expenses and other current assets	(739)	45
Restricted cash	(7)	250
Accounts payable	1,548	(396)
Accrued expenses	520	4
Deferred revenue	59	136
Accrued restructuring	(213)	(273)

Cash flows from operating activities	1,152	(2,160)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(374)	(184)

Cash flows from investing activities	(374)	(184)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments under equipment note payable and line of credit	—	(60)
Proceeds from the exercise of stock options	24	7
Proceeds from issuance of redeemable convertible preferred stock — net of issuance costs	13,003	—
Proceeds from issuance of common stock—net of issuance costs	35,227	—

Cash flows from financing activities	48,254	(53)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(43)	2

INCREASE (DECREASE) IN CASH AND EQUIVALENTS	48,989	(2,395)
CASH AND EQUIVALENTS—Beginning of period	5,686	7,689

CASH AND EQUIVALENTS—End of period	$54,675	$5,294

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$—	$2

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Conversion of redeemable convertible preferred stock	$61,082	$—